Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FISCAL 2016

Revenue is $2.35 Billion; Net Income Attributable to Lionsgate Shareholders is $50.2 Million or EPS of $0.34; Adjusted EBITDA is $162.3 Million

Record Television Results Drive 89% Growth in TV Segment Gross Contribution

Company Pays Quarterly Cash Dividend of $0.09 per Common Share

SANTA MONICA, CA and VANCOUVER, BC, May 25, 2016 - Lionsgate (NYSE: LGF) today reported revenue of $2.35 billion, adjusted EBITDA of $162.3 million, adjusted net income attributable to Lionsgate shareholders of $127.4 million or adjusted EPS of $0.86, and net income attributable to Lionsgate shareholders of $50.2 million or EPS of $0.34 for fiscal 2016.

“Our television business had a record year with all categories contributing great results, and we expect its strong growth to continue this year,” said Lionsgate Chief Executive Officer Jon Feltheimer.  “Although last year’s film slate didn’t match the performance of previous years, this year’s slate is bigger, more balanced and is expected to generate greater profitability.  We also expect to continue creating long-term value by deepening our portfolio of brands and franchises and solidifying our status as a preferred partner to owners of intellectual property, 3rd-party distributors and digital platforms worldwide.”

Full year review:  Revenue of $2.35 billion for the year compared to revenue of $2.40 billion in the prior year. Net income attributable to Lionsgate shareholders for the year was $50.2 million or EPS of $0.34 on 148.5 million weighted average number of common shares outstanding compared to net income attributable to Lionsgate shareholders of $181.8 million or EPS of $1.31 on 139.0 million weighted average number of common shares outstanding during the prior year. Adjusted EBITDA of $162.3 million compared to adjusted EBITDA of $384.9 million in the prior year.  Adjusted net income attributable to Lionsgate shareholders of $127.4 million or adjusted EPS of $0.86 for the year compared to adjusted net income attributable to Lionsgate shareholders of $257.5 million or adjusted EPS of $1.85 in the prior year.  Declines in full year adjusted EBITDA and EPS from the prior year were attributable to lower film performance that offset gains in television revenue and margins.

Fourth quarter review: Revenue in the quarter reached $791.2 million compared to $646.1 million last year. Net income attributable to Lionsgate shareholders for the quarter was $10.9 million or EPS of $0.07 on 148.5 million weighted average number of common shares outstanding compared to net income attributable to Lionsgate shareholders of $19.6 million or EPS of $0.14 on 140.4 million weighted average number of common shares outstanding during the prior year quarter. Adjusted EBITDA declined to $45.8 million from $90.4 million last year. Adjusted net income attributable to Lionsgate shareholders of $39.5 million or adjusted EPS of $0.27 for the quarter compared to adjusted net income attributable to Lionsgate shareholders of $57.8 million or adjusted EPS of $0.41 in the prior year.  Revenue in the quarter increased 22% from the prior year quarter due to record television revenue and increased theatrical box office from five wide releases compared to three wide releases in the prior year quarter.  Adjusted EBITDA and EPS declined in the quarter due to softer performance of the film slate.

For the full year overall Motion Picture segment revenue was $1.68 billion compared to $1.82 billion in the prior year. Theatrical revenue declined to $314.1 million from $354.0 million.  Lionsgate’s home entertainment revenue from motion picture and television production for the year was $640.1 million compared to $707.5 million in the prior year, reflecting the composition and performance of the slates of wide release theatrical titles.  International Motion Picture segment revenue of $548.2 million for the year increased from $495.0 million in the prior year driven by increased number of titles distributed.

Record Television production segment revenue of $669.9 million increased from $579.5 million in the prior year quarter.  Gross Segment contribution margins in the Company’s television business continued their growth trajectory in the year improving to 15.5% from 9.5%. Domestic television revenues were comparable to the prior year while International revenues increased to $190.2 million from $112.4 million. Key drivers to overall revenue included a new global deal for Orange is the New Black and the Pilgrim Studios acquisition from November 2015.

Lionsgate’s filmed entertainment backlog, or already contracted future revenue not yet recorded, achieved record levels of approximately $1.5 billion at March 31, 2016, increasing from $1.3 billion at December 31, 2015.

During the quarter, the Company declared a quarterly cash dividend of $0.09 per common share payable on May 27, 2016 to shareholders of record as of March 31, 2016.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2016 financial results at 9:00 A.M. ET/6:00 A.M. PT tomorrow, Thursday, May 26.  Interested parties may participate live in the conference call by calling 1-800-230-1951 (651-291-5254 outside the U.S. and Canada).  A full digital replay will be available from Thursday morning, May 26, through Thursday, June 2, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 392523.

ABOUT LIONSGATE

Lionsgate is a premier next generation global content leader with a diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, international distribution and sales, branded channel platforms, interactive ventures and games, and location-based entertainment.  The Company has nearly 80 television shows on 40 different networks spanning its primetime production, distribution and syndication businesses.  These include the critically-acclaimed hit series Orange is the New Black, the syndication successes The Wendy Williams Show and Celebrity Name Game (with FremantleMedia), the breakout series The Royals and the Golden Globe-nominated dramedy Casual.

The Company’s feature film business spans eight labels and includes the blockbuster Hunger Games franchise, the Now You See Me, Divergent and John Wick series, Sicario, The Age of Adaline, Roadside Attractions' Love & Mercy and Mr. Holmes, Codeblack Films’ Addicted and breakout concert film Kevin Hart: Let Me Explain and Pantelion Films’ Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates.  Lionsgate handles a prestigious and prolific library of approximately 16,000 motion picture and television titles that is an important source of recurring revenue and serves as a foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world. www.lionsgate.com

***
For further information, Investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For Media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2016, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2016	March 31, 2015
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$57,742	$102,697
Restricted cash	2,906	2,508
Accounts receivable, net of reserves for returns and allowances of $51,809 (March 31, 2015 - $64,362) and provision for doubtful accounts of $6,014 (March 31, 2015 - $4,120)	1,049,289	891,880
Investment in films and television programs, net	1,478,296	1,381,829
Property and equipment, net	43,384	26,651
Investments	464,346	438,298
Goodwill	534,780	323,328
Other assets	90,344	74,784
Deferred tax assets	134,421	50,114
Total assets	$3,855,508	$3,292,089
LIABILITIES
Senior revolving credit facility	$161,000	$—
5.25% Senior Notes	225,000	225,000
Term Loan	400,000	375,000
Accounts payable and accrued liabilities	377,698	332,473
Participations and residuals	607,358	471,661
Film obligations and production loans	715,360	656,755
Convertible senior subordinated notes	100,050	114,126
Deferred revenue	328,244	274,787
Total liabilities	2,914,710	2,449,802
Commitments and contingencies
Redeemable noncontrolling interests	90,525	—
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 146,785,940 shares issued (March 31, 2015 - 145,532,978 shares)	885,800	830,786
Retained earnings	7,584	13,720
Accumulated other comprehensive loss	(43,111)	(2,219)
Total shareholders’ equity	850,273	842,287
Total liabilities and shareholders’ equity	$3,855,508	$3,292,089

LIONS GATE ENTERTAINMENT CORP.
ANNUAL CONSOLIDATED STATEMENTS OF INCOME

	Year Ended March 31,
	2016	2015	2014
	(Amounts in thousands, except per share amounts)
Revenues	$2,347,419	$2,399,640	$2,630,254
Expenses:
Direct operating	1,415,344	1,315,775	1,369,381
Distribution and marketing	661,789	591,491	739,461
General and administration	282,232	263,507	254,925
Depreciation and amortization	13,084	6,586	6,539
Total expenses	2,372,449	2,177,359	2,370,306
Operating income (loss)	(25,030)	222,281	259,948
Other expenses (income):
Interest expense
Cash interest	45,695	39,657	48,960
Amortization of debt discount and deferred financing costs	9,184	12,819	17,210
Total interest expense	54,879	52,476	66,170
Interest and other income	(1,851)	(2,790)	(6,030)
Loss on extinguishment of debt	—	11,664	39,572
Total other expenses, net	53,028	61,350	99,712
Income (loss) before equity interests and income taxes	(78,058)	160,931	160,236
Equity interests income	44,231	52,477	24,724
Income (loss) before income taxes	(33,827)	213,408	184,960
Income tax provision (benefit)	(76,527)	31,627	32,923
Net income	42,700	181,781	152,037
Less: Net loss attributable to noncontrolling interest	7,509	—	—
Net income attributable to Lions Gate Entertainment Corp. shareholders	$50,209	$181,781	$152,037

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income per common share	$0.34	$1.31	$1.11
Diluted net income per common share	$0.33	$1.23	$1.04
Weighted average number of common shares outstanding:
Basic	148,480	139,048	137,468
Diluted	154,088	151,778	154,415

Dividends declared per common share	$0.34	$0.26	$0.10

LIONS GATE ENTERTAINMENT CORP.
FOURTH QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2016	2015
	(Amounts in thousands, except per share amounts)
Revenues	$791,197	$646,082
Expenses:
Direct operating	488,156	369,935
Distribution and marketing	233,604	169,854
General and administration	83,860	76,532
Depreciation and amortization	5,764	1,901
Total expenses	811,384	618,222
Operating income (loss)	(20,187)	27,860
Other expenses (income):
Interest expense
Cash interest	13,134	10,111
Amortization of debt discount and deferred financing costs	2,321	2,771
Total interest expense	15,455	12,882
Interest and other income	(175)	(602)
Loss on extinguishment of debt	—	10,388
Total other expenses, net	15,280	22,668
Income (loss) before equity interests and income taxes	(35,467)	5,192
Equity interests income	14,868	15,124
Income (loss) before income taxes	(20,599)	20,316
Income tax provision (benefit)	(32,086)	762
Net income	11,487	19,554
Less: Net loss attributable to noncontrolling interest	(610)	—
Net income attributable to Lions Gate Entertainment Corp. shareholders	$10,877	$19,554

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income per common share	$0.07	$0.14
Diluted net income per common share	$0.07	$0.14
Weighted average number of common shares outstanding:
Basic	148,469	140,364
Diluted	153,110	145,649

Dividends declared per common share	$0.09	$0.07

LIONS GATE ENTERTAINMENT CORP.
ANNUAL CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2016	2015	2014
Operating Activities:	(Amounts in thousands)
Net income	$42,700	$181,781	$152,037
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	13,084	6,586	6,539
Amortization of films and television programs	1,029,077	899,951	921,289
Amortization of debt discount and deferred financing costs	9,184	12,819	17,210
Non-cash share-based compensation	77,906	79,938	60,492
Other non-cash items	2,031	—	—
Distribution from equity method investee	—	7,788	16,079
Loss on extinguishment of debt	—	11,664	39,572
Equity interests income	(44,231)	(52,477)	(24,724)
Deferred income taxes (benefit)	(85,069)	13,934	15,913
Changes in operating assets and liabilities:
Restricted cash	(398)	6,417	1,775
Accounts receivable, net	(144,910)	(13,968)	(93,503)
Investment in films and television programs	(1,066,403)	(1,012,294)	(948,082)
Other assets	(13,413)	(5,331)	(3,768)
Accounts payable and accrued liabilities	28,916	(5,086)	17,628
Participations and residuals	134,884	2,704	59,207
Film obligations	(30,711)	(24,977)	(19,187)
Deferred revenue	28,347	(12,940)	34,035
Net Cash Flows Provided By (Used In) Operating Activities	(19,006)	96,509	252,512
Investing Activities:
Proceeds from the sale of equity method investees	—	14,575	9,000
Investment in equity method investees	(15,989)	(22,730)	(17,250)
Distributions from equity method investee in excess of earnings	—	—	4,169
Purchase of Pilgrim Studios, net of cash acquired of $15,816	(126,892)	—	—
Purchases of other investments	(750)	(30,000)	—
Repayment of loans receivable	—	—	4,275
Purchases of property and equipment	(18,433)	(17,013)	(8,799)
Net Cash Flows Used In Investing Activities	(162,064)	(55,168)	(8,605)
Financing Activities:
Senior revolving credit facility - borrowings	605,500	778,500	872,220
Senior revolving credit facility - repayments	(444,500)	(876,119)	(1,113,075)
Term Loans and 5.25% Senior Notes - borrowings, net of deferred financing costs of $964, $4,315 and $6,860 for the years ended March 31, 2016, 2015 and 2014, respectively	24,036	370,685	440,640
Term Loans - repayments	—	(229,500)	—
10.25% Senior Notes - repurchases and redemptions	—	—	(470,584)
Convertible senior subordinated notes - borrowings	—	—	60,000
Convertible senior subordinated notes - repurchases	(5)	(16)	—
Production loans - borrowings	572,572	631,709	532,416
Production loans - repayments	(483,145)	(449,648)	(517,874)
Pennsylvania Regional Center credit facility - repayments	—	—	(65,000)
Repurchase of common shares	(73,180)	(144,840)	—
Dividends paid	(47,447)	(33,353)	(6,900)
Exercise of stock options	6,097	6,839	11,972
Tax withholding required on equity awards	(24,205)	(20,062)	(23,077)
Net Cash Flows Provided By (Used In) Financing Activities	135,723	34,195	(279,262)
Net Change In Cash And Cash Equivalents	(45,347)	75,536	(35,355)
Foreign Exchange Effects on Cash	392	1,469	(1,316)
Cash and Cash Equivalents - Beginning Of Period	102,697	25,692	62,363
Cash and Cash Equivalents - End Of Period	$57,742	$102,697	$25,692

LIONS GATE ENTERTAINMENT CORP.
FOURTH QUARTER CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2016	2015
Operating Activities:	(Amounts in thousands)
Net income	$11,487	$19,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,764	1,901
Amortization of films and television programs	373,789	260,479
Amortization of debt discount and deferred financing costs	2,321	2,771
Non-cash share-based compensation	30,507	31,247
Other non-cash items	1,350	—
Loss on extinguishment of debt	—	10,388
Equity interests income	(14,868)	(15,124)
Deferred income taxes	(30,336)	2,691
Changes in operating assets and liabilities:
Restricted cash	(256)	5,000
Accounts receivable, net	(108,247)	80,835
Investment in films and television programs	(295,148)	(196,825)
Other assets	(11,159)	(3,915)
Accounts payable and accrued liabilities	36,934	47,614
Participations and residuals	57,456	8,774
Film obligations	(535)	8,976
Deferred revenue	32,486	(4,816)
Net Cash Flows Provided By Operating Activities	91,545	259,550
Investing Activities:
Investment in equity method investees	(12,035)	(7,980)
Purchases of other investments	—	(28,000)
Purchases of property and equipment	(4,753)	(5,720)
Net Cash Flows Used In Investing Activities	(16,788)	(41,700)
Financing Activities:
Senior revolving credit facility - borrowings	367,500	97,000
Senior revolving credit facility - repayments	(206,500)	(257,500)
Term Loans and 5.25% Senior Notes - borrowings, net of deferred financing costs of $4,315 in 2015	—	370,685
Term Loans - repayments	—	(229,500)
Production loans - borrowings	63,003	97,928
Production loans - repayments	(242,580)	(187,780)
Repurchase of common shares	(73,180)	(14,981)
Dividends paid	(13,520)	(9,817)
Excess tax benefits on equity-based compensation awards	—	(6,767)
Exercise of stock options	90	2,435
Tax withholding required on equity awards	(1,334)	(5,123)
Net Cash Flows Used In Financing Activities	(106,521)	(143,420)
Net Change In Cash And Cash Equivalents	(31,764)	74,430
Foreign Exchange Effects on Cash	1,214	(619)
Cash and Cash Equivalents - Beginning Of Period	88,292	28,886
Cash and Cash Equivalents - End Of Period	$57,742	$102,697

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents EBITDA, Adjusted EBITDA, free cash flow, adjusted net income (loss) attributable to Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") shareholders, and adjusted earnings (loss) per share, all of which are important financial measures for the Company but are not financial measures defined by generally accepted accounting principles ("GAAP").

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission (the "SEC") and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States (“U.S.”) GAAP.

We believe these non-GAAP measures to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations and cash flows before non-operating items. These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.

These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income, or earnings (loss) per share as determined in accordance with GAAP. Definitions and reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

EBITDA and Adjusted EBITDA

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization.

Adjusted EBITDA represents EBITDA as defined above adjusted for stock-based compensation, purchase accounting and related adjustments, restructuring and other items, non-cash imputed interest charge, start-up losses of new business initiatives, loss on extinguishment of debt, and backstopped prints and advertising expense.

Free Cash Flow

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, plus or minus excess tax benefits on equity-based compensation awards if applicable and excluding the cash used by our new business initiatives and the one-time transactional costs of Pilgrim Studios attributable to the noncontrolling shareholder. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made. Cash used by our new business initiatives includes the cash used in operating activities plus the cash used in the purchase of property and equipment related to our consolidated subscription video-on-demand platforms.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders, and Adjusted Earnings (Loss) Per Share

Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for stock-based compensation, purchase accounting and related adjustments, restructuring and other items, non-cash imputed interest charge, start-up losses of new business initiatives, loss on extinguishment of debt, and backstopped prints and advertising expense, net of taxes at the applicable statutory rate and net of the amounts attributable to noncontrolling interest.

Adjusted earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders per weighted average shares outstanding.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ANNUAL NET INCOME TO EBITDA AND ADJUSTED EBITDA

	Year Ended March 31,
	2016	2015	2014
	(Amounts in thousands)
Net income	$42,700	$181,781	$152,037
Depreciation and amortization	13,084	6,586	6,539
Interest, net	53,028	49,686	60,140
Income tax provision (benefit)	(76,527)	31,627	32,923
EBITDA	$32,285	$269,680	$251,639

Stock-based compensation	78,465	80,310	72,119
Restructuring and other items(1)	19,834	10,725	7,500
Non-cash imputed interest charge(2)	5,270	—	—
Purchase accounting and related adjustments(3)	8,430	—	—
Start-up losses of new business initiatives(4)	17,066	—	—
Loss on extinguishment of debt	—	11,664	39,572
Backstopped prints and advertising expense(5)	997	12,509	—
Adjusted EBITDA	$162,347	$384,888	$370,830

________________________________

(1)	Restructuring and other items includes restructuring and severance charges, certain transaction related costs, the settlement of an administrative order, and certain unusual items when applicable.
Amounts in the year ended March 31, 2016 represent professional fees associated with certain strategic transactions including, among others, the acquisition of Pilgrim Studios and certain shareholder transactions, and certain transactional costs of $7.7 million of Pilgrim Studios attributable to the noncontrolling interest shareholder. Pursuant to the profit sharing provisions in the Pilgrim Studios operating agreement, the transactional costs of $7.7 million are included in net loss attributable to noncontrolling interest in the consolidated statement of income and thus does not impact earnings per share attributable to Lions Gate Entertainment Corp. shareholders. In addition, amounts in the year ended March 31, 2016 include pension withdrawal costs of $2.7 million related to an underfunded multi-employer pension plan in which the Company is no longer participating.
Amounts in the year ended March 31, 2015 primarily represent costs related to the move of our international sales and distribution organization to the United Kingdom, and severance costs associated with the integration of the marketing operations of the Company's Lionsgate and Summit film labels, of which approximately $1.2 million are non-cash charges resulting from the acceleration of vesting of stock awards. In addition, the year ended March 31, 2015 includes transaction costs related to a certain shareholder transaction and costs related to the Starz Exchange transaction.
Amounts in the year ended March 31, 2014 represent the settlement of an administrative order.

(2)	Non-cash imputed interest charge represents a charge associated with the interest cost of long-term accounts receivable for Television Production licensed product that become due beyond one-year.

(3)
Purchase accounting and related adjustments represent the incremental amortization expense associated with the non-cash fair value adjustments on television assets of $6.5 million included in direct operating expense resulting from the application of purchase accounting and the charge of $1.9 million included in general and administrative expense related to the accretion of the noncontrolling interest discount.

(4)
Start-up losses of new business initiatives represent losses associated with the Company's direct to consumer initiatives including its subscription video-on-demand platforms and Atom Tickets, the first-of-its-kind theatrical mobile ticketing platform and app. For the fiscal year ended March 31, 2016, $5.2 million represents the gross contribution (i.e., revenue less direct operating and distribution and marketing expenses) of the consolidated business, $4.8 million is included in the Company's consolidated general and administrative expense and $7.1 million is included in equity interests income.

(5)
Backstopped prints and advertising expense ("P&A") represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e., the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure).

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FOURTH QUARTER NET INCOME TO
EBITDA AND ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2016	2015
	(Amounts in thousands)
Net income	$11,487	$19,554
Depreciation and amortization	5,764	1,901
Interest, net	15,280	12,280
Income tax provision	(32,086)	762
EBITDA	$445	$34,497

Stock-based compensation	30,959	31,435
Restructuring and other items(1)	2,230	3,717
Non-cash imputed interest charge(2)	5,270	—
Purchase accounting and related adjustments(3)	4,189	—
Start-up losses of new business initiatives(4)	6,679	—
Loss on extinguishment of debt	—	10,388
Backstopped prints and advertising expense(5)	(3,945)	10,409
Adjusted EBITDA	$45,827	$90,446

________________________________

(1)	Restructuring and other items includes restructuring and severance charges, certain transaction related costs, the settlement of an administrative order, and certain unusual items when applicable.
Amounts in the three months ended March 31, 2016 represent professional fees associated with certain strategic transactions and restructuring and integration costs primarily related to the acquisition of Pilgrim Studios.
Amounts in the three months ended March 31, 2015 primarily represent costs related to the move of our international sales and distribution organization to the United Kingdom amounting to an aggregate of $2.0 million. In addition, the three months ended March 31, 2015 includes transaction costs related to a certain shareholder transaction and costs related to the Starz Exchange transaction.

(2)	Non-cash imputed interest charge represents a charge associated with the interest cost of long-term accounts receivable for Television Production licensed product that become due beyond one-year.

(3)
Purchase accounting and related adjustments represent the incremental amortization expense associated with the non-cash fair value adjustments on television assets of $2.9 million included in direct operating expense resulting from the application of purchase accounting and the charge of $1.3 million included in general and administrative expense related to the accretion of the noncontrolling interest discount.

(4)
Start-up losses of new business initiatives represent losses associated with the Company's direct to consumer initiatives including its subscription video-on-demand platforms and Atom Tickets, the first-of-its-kind theatrical mobile ticketing platform and app. For the three months ended March 31, 2016, $3.9 million represents the gross contribution (i.e., revenue less direct operating and distribution and marketing expenses) of the consolidated business, $1.7 million is included in the Company's consolidated general and administrative expense and $1.0 million is included in equity interests income.

(5)
Backstopped P&A represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e., the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure).

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ANNUAL FREE CASH FLOW
TO NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Year Ended March 31,
	2016	2015	2014
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$(19,006)	$96,509	$252,512
Purchases of property and equipment	(18,433)	(17,013)	(8,799)
Net borrowings under and (repayment) of production loans	89,427	182,061	14,542
Cash used by new business initiatives	10,754	—	—
One-time transactional costs of Pilgrim Studios attributable to the noncontrolling interest shareholder	7,689	—	—
Free Cash Flow, as defined	$70,431	$261,557	$258,255

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FOURTH QUARTER FREE CASH FLOW
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended
	March 31,
	2016	2015
	(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$91,545	$259,550
Purchases of property and equipment	(4,753)	(5,720)
Net borrowings under and (repayment) of production loans	(179,577)	(89,852)
Cash used by new business initiatives	6,140	—
Excess tax benefits on equity-based compensation awards	—	(6,767)
Free Cash Flow, as defined	$(86,645)	$157,211

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET
INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND ADJUSTED BASIC AND DILUTED EPS

	Year Ended March 31, 2016
	Income (loss) before income taxes	Net income(1)	Net income attributable to Lions Gate Entertainment Corp. shareholders(2)	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$(33,827)	$42,700	$50,209	$0.34	$0.33
Stock-based compensation	78,465	49,833	49,833	0.34	0.33
Restructuring and other items(3)	19,834	15,886	8,197	0.06	0.05
Non-cash imputed interest charge	5,270	3,347	3,347	0.02	0.02
Purchase accounting and related adjustments(4)	9,663	7,459	3,835	0.03	0.02
Start-up losses of new business initiatives(5)	17,913	11,377	11,377	0.08	0.07
Backstopped prints and advertising expense	997	633	633	—	—
As adjusted for items above	$98,315	$131,235	$127,431	$0.86	$0.82

	Year Ended March 31, 2015
	Income before income taxes	Net income(1)	Net income attributable to Lions Gate Entertainment Corp. shareholders(2)	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$213,408	$181,781	$181,781	$1.31	$1.23
Stock-based compensation	80,310	51,398	51,398	0.37	0.34
Restructuring and other items(3)	10,725	7,437	7,437	0.05	0.05
Loss on extinguishment of debt	11,664	8,889	8,889	0.06	0.06
Backstopped prints and advertising expense	12,509	8,006	8,006	0.06	0.05
As adjusted for items above	$328,616	$257,511	$257,511	$1.85	$1.73

	Year Ended March 31, 2014
	Income before income taxes	Net income(1)	Net income attributable to Lions Gate Entertainment Corp. shareholders(2)	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$184,960	$152,037	$152,037	$1.11	$1.04
Stock-based compensation	72,119	45,435	45,435	0.33	0.29
Restructuring and other items(3)	7,500	7,500	7,500	0.05	0.05
Loss on extinguishment of debt	39,572	24,930	24,930	0.18	0.16
Tax valuation allowance(6)	—	(12,030)	(12,030)	(0.09)	(0.08)
As adjusted for items above	$304,151	$217,872	$217,872	$1.58	$1.47
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FOURTH QUARTER NET
INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended March 31, 2016
	Income (loss) before income taxes	Net income(1)	Net income attributable to Lions Gate Entertainment Corp. shareholders(2)	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$(20,599)	$11,487	$10,877	$0.07	$0.07
Stock-based compensation	30,959	19,662	19,662	0.13	0.13
Restructuring and other items(3)	2,230	1,466	1,466	0.01	0.01
Non-cash imputed interest charge	5,270	3,347	3,347	0.02	0.02
Purchase accounting and related adjustments(4)	5,059	3,905	2,008	0.01	0.01
Start-up losses of new business initiatives(5)	7,386	4,691	4,691	0.03	0.03
Backstopped prints and advertising expense	(3,945)	(2,505)	(2,505)	(0.02)	(0.02)
As adjusted for items above	$26,360	$42,053	$39,546	$0.27	$0.26

	Three Months Ended March 31, 2015
	Income before income taxes	Net income(1)	Net income attributable to Lions Gate Entertainment Corp. shareholders(2)	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$20,316	$19,554	$19,554	$0.14	$0.14
Stock-based compensation	31,435	20,441	20,441	0.15	0.14
Restructuring and other items(3)	3,717	2,998	2,998	0.02	0.02
Loss on extinguishment of debt	10,388	8,081	8,081	0.06	0.05
Backstopped prints and advertising expense	10,409	6,676	6,676	0.05	0.04
As adjusted for items above	$76,265	$57,750	$57,750	$0.41	$0.39
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

(1)	Represents amounts net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(2)	Represents the net income amount adjusted for the portion attributable to noncontrolling interest, if any.

(3)
Restructuring and other items include amounts presented in Adjusted EBITDA. Pursuant to the profit sharing provisions in the Pilgrim Studios operating agreement, the transactional costs of $7.7 million of Pilgrim Studios are included in net loss attributable to noncontrolling interest in the consolidated statement of income and thus do not impact earnings per share attributable to Lions Gate Entertainment Corp. shareholders.

(4)
Purchase accounting and related adjustments include amounts presented in Adjusted EBITDA, plus $0.9 million and $1.2 million, respectively, for the three months and year ended March 31, 2016 of incremental depreciation and amortization expense associated with the non-cash fair value adjustments to property and equipment and intangible assets resulting from the application of purchase accounting related to the acquisition of Pilgrim Studios.

(5)
Start-up losses of new business initiatives include amounts presented in Adjusted EBITDA, plus $0.7 million and $0.8 million, respectively, for the three months and year ended March 31, 2016 for the depreciation expense associated with these entities.

(6)
Represents an adjustment to net income to eliminate the discrete tax benefit recognized for financial reporting purposes upon the reduction of the Company's valuation allowance related to the Company’s Canadian net deferred tax assets which was reversed in the year ended March 31, 2014.